UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019 (February 4, 2019)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement

Note Purchase Agreement

On February 4, 2019 (the “Closing Date”), Capstone Turbine Corporation (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”), by and among the Company, certain subsidiaries of the Company party thereto as guarantors, Goldman Sachs Specialty Lending Holdings, Inc. and any other purchasers party thereto from time to time (collectively, the “Purchaser”) and Goldman Sachs Specialty Lending Holdings, Inc., as collateral agent, in connection with the sale of senior secured notes of the Company in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Under the Note Purchase Agreement, the Company sold to the Purchaser $30.0 million aggregate principal amount of senior secured notes (the “Notes”), which bear interest at a rate of 13.0% per annum, computed on the basis of a 360-day year composed of twelve 30-day months, and payable quarterly on March 31, June 30, September 30 and December 31 of each year until maturity. The first interest payment on the Notes will be on March 31, 2019. The entire principal amount of the Notes is due and payable on February 4, 2022 (the “Maturity Date”). The Notes do not amortize and the entire principal balance is due in a single payment on the Maturity Date.

The Company’s obligations under the Note Purchase Agreement are unconditionally guaranteed by certain of the Company’s subsidiaries and secured by a lien on substantially all of the present and future property and assets of the Company and such subsidiaries, in each case, subject to customary exceptions and exclusions.

The Note Purchase Agreement contains customary covenants, including, among others, covenants that restrict the Company’s ability to incur debt, grant liens, make certain investments and acquisitions, pay dividends, repurchase equity interests, repay certain debt, amend certain contracts, enter into affiliate transactions and asset sales or make certain equity issuances, and covenants that require the Company to, among other things, provide annual, quarterly and monthly financial statements, together with related compliance certificates, maintain its property in good repair, maintain insurance and comply with applicable laws. The Note Purchase Agreement also includes financial covenants with respect to the Company’s consolidated liquidity and consolidated adjusted EBITDA.

The Note Purchase Agreement contains customary events of default, including, among others, payment default, bankruptcy events, cross-default, breaches of covenants and representations and warranties, change of control, judgment defaults and an ownership change within the meaning of Section 382 of the Internal Revenue Code. In the case of an event of default, the Purchaser may, among other remedies, accelerate the payment of all obligations under the Notes.

Any prepayment of the Notes made on or prior to the second anniversary of the Closing Date must be accompanied by a yield maintenance premium.

On February 4, 2019, the Company used the net cash proceeds from the issuance of the Notes to pay in full its obligations under that certain Business Financing Agreement dated as of June 2, 2017 between the Company and Western Alliance Bank and to pay certain related fees, costs and expenses.

The Notes issued on the Closing Date and the related guarantees have not been registered under the Securities Act, and have been offered and sold in reliance on the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act. The Notes and the related guarantees may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Purchase Warrant for Common Shares

On February 4, 2019, the Company sold to Goldman Sachs & Co. LLC (the “Holder”), a Purchase Warrant for Common Shares (the “Warrant”) pursuant to which the Holder may purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”) in an aggregate amount of up 4,046,337 shares (the “Warrant Shares”). The Warrant was sold to the Holder at a purchase price of $150,000, in a private placement exempt from registration under the Securities Act. The Warrant Shares represent five percent (5%) of the Common Shares outstanding on a fully diluted basis as of the date of the Warrant.

The Warrant may be exercised by the Holder at any time after August 4, 2019 at an exercise price equal to $0.8859 and will expire on February 4, 2024. The Warrant contains standard adjustment provisions in the event of additional stock issuances below the exercise price of the warrant, stock splits, combinations, rights offerings and similar transactions. The Holder will not have the right to exercise any portion of the Warrant if the Holder would beneficially own in excess of 4.9% of the Common Shares outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 19.99% of the Common Shares outstanding on the date the Warrant was originally issued, at the option of the Holder upon at least 61 days’ prior notice to the Company.

The Warrant provides the Holder with a right to notice of certain specified corporate actions, including the selection of a record date for dividends or distributions. The Warrant also grants certain registration rights and indemnification rights to the Holder and requires that the Company continue filing reports with the SEC in order for the Holder to use Rule 144 of the Securities Act for the sale of the Common Shares issuable upon exercise of the Warrant.

The cash proceeds from the issuance of the Warrant will be used by the Company for general corporate purposes.

The Warrant issued on the Closing Date has not been registered under the Securities Act, and has been offered and sold in reliance on the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act. The Warrant may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Warrant for Common Shares, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1

Note Purchase Agreement, dated as of February 4, 2019, by and among Capstone Turbine Corporation, certain of its subsidiaries party thereto as guarantors, Goldman Sachs Specialty Lending Holdings, Inc., as purchaser and any other purchasers party thereto from time to time and Goldman Sachs Specialty Lending Holdings, Inc., as collateral agent

4.2	Purchase Warrant for Common Shares issued in favor of Goldman, Sachs & Co. LLC, dated February 4, 2019

EXHIBIT INDEX

Exhibit Number	Description
4.1

Note Purchase Agreement, dated as of February 4, 2019, by and among Capstone Turbine Corporation, certain of its subsidiaries party thereto as guarantors, Goldman Sachs Specialty Lending Holdings, Inc., as purchaser and any other purchasers party thereto from time to time and Goldman Sachs Specialty Lending Holdings, Inc., as collateral agent

4.2	Purchase Warrant for Common Shares issued in favor of Goldman, Sachs & Co. LLC, dated February 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: February 5, 2019	By:	/s/ Jayme L. Brooks
Jayme L. Brooks
Chief Financial Officer, Chief Accounting Officer and Secretary